Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our audit report in this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 of Mercer Bancorp, Inc. of our report dated March 10, 2023, relating to our audit of Mercer Savings Bank’s balance sheets as of September 30, 2022 and 2021, and the related statements of income, comprehensive income, changes in equity, and cash flows for the years then ended, appearing in the Prospectus that is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in the Prospectus that is part of the Registration Statement.

Cranberry Township, Pennsylvania

April 25, 2023

PITTSBURGH, PA	PHILADELPHIA, PA	WHEELING, WV	STEUBENVILLE, OH
2009 Mackenzie Way • Suite 340	2100 Renaissance Blvd. • Suite 110	980 National Road	511 N. Fourth Street
Cranberry Township, PA 16066	King of Prussia, PA 19406	Wheeling, WV 26003	Steubenville, OH 43952
(724) 934-0344	(610) 278-9800	(304) 233-5030	(304) 233-5030

S.R. Snodgrass, P.C. d/b/a S.R. Snodgrass, A.C. in West Virginia